EXHIBIT 11

                  AMWEST INSURANCE GROUP, INC. AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


                                                              Basic                   Diluted (2)
                                                       earnings per share        earnings per share
                                                         1998       1997(3)        1998       1997(3)

Average shares outstanding for the nine month
period ending September 30,                           3,856,101    3,703,090     3,856,101   3,703,090

     Incremental shares resulting from
     conversion of common stock equivalents:

        Options  to  purchase  shares of common
        stock at an  exercise  price of $5.582-
        $16.375(486,967 and 510,742 options at
        September 30, 1998 and 1997,
        respectively) (1)                                                           75,065      56,614
                                                       ---------    ---------    ---------   ---------

           Total incremental shares resulting from
           conversion of common stock equivalents
           at September 30,                                                         75,065      56,614
                                                       ---------    ---------    ---------   ---------

Total shares and incremental shares resulting
from conversion of common stock equivalents
at September 30,                                       3,856,101    3,703,090    3,931,166   3,759,704
                                                       =========    =========    =========   =========

Percentage of incremental shares resulting from
conversion of common stock equivalents at
September 30,                                                                        1.91%       1.51%
                                                       =========    =========    =========   =========

                  AMWEST INSURANCE GROUP, INC. AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


                                                               Basic                   Diluted(2)
                                                        earnings per share         earnings per share
                                                         1998        1997(3)        1998       1997(3)

Average shares outstanding for the three month
period ending September 30,                           3,904,297    3,741,539     3,904,297   3,741,539

     Incremental shares resulting from
     conversion of common stock equivalents:

        Options  to  purchase  shares of common
        stock at an  exercise  price of $5.582 -
        $16.375 (486,967 and 510,742 options
        at September 30, 1998 and 1997,
        respectively) (1)
                                                                                    45,045      84,758
                                                       ---------    ---------    ---------   ---------

           Total incremental shares resulting from
           conversion of common stock equivalents
           at September 30,                                                         45,045      84,758
                                                       ---------    ---------    ---------   ---------

Total shares and incremental shares resulting
from conversion of common stock equivalents
at September 30,                                       3,904,297    3,741,539    3,949,342   3,826,297
                                                       =========    =========    =========   =========

Percentage of incremental shares resulting from
conversion of common stock equivalents at
September 30,                                                                        1.14%       2.22%
                                                       =========    =========    =========   =========



                  AMWEST INSURANCE GROUP, INC. AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


  (1) Outstanding options and warrants to purchase common stock.

     Options to purchase shares of common stock as of September 30, 1998 and 1997, respectively:

                                            September 30,     September 30,
                                                1998              1997

           Grant price:      $5.582             2,722                3,328
           Grant price:      $8.182             3,848                5,555
           Grant price:      $8.273             3,748                5,264
           Grant price:      $8.977                 -               11,275
           Grant price:      $9.432                 -                3,300
           Grant price:      $9.545             3,326                5,005
           Grant price:      $9.659                 -               12,650
           Grant price:      $9.773                 -               17,875
           Grant price:      $10.114           11,000               12,100
           Grant price:      $10.375            1,578                    -
           Grant price:      $10.750                -               11,000
           Grant price:      $11.023           75,350               83,050
           Grant price:      $11.364           19,250               19,250
           Grant price:      $11.591            2,288                4,400
           Grant price:      $12.159           86,677              102,630
           Grant price:      $12.614           59,879               66,495
           Grant price:      $12.745                -                1,815
           Grant price:      $12.841           19,250               19,250
           Grant price:      $12.955          113,551              118,250
           Grant price:      $13.523            8,250                8,250
           Grant price:      $16.375           76,250                    -
                                              -------             --------

                                              486,967              510,742
                                              =======             ========



  (2) Calculation of incremental shares resulting from conversion of common stock equivalents, using the Treasury Stock Method for calculating diluted earnings per share, is based on the greater of the average ending ask price or the closing ask price on September 30, 1998 and 1997, as reported on the American Stock Exchange.

  (3) 1997 amounts are restated to reflect the 10% stock dividend paid to stockholders of record as of March 31, 1998.